Exhibit 2.3


         The security represented hereby has not been registered under the Securities Act of 1933 or applicable state securities laws and may not be sold, assigned or transferred without an effective registration statement for such security under the Securities Act of 1933 or applicable state securities laws, unless the Company has received the written opinion of counsel satisfactory to the Company that such counsel is of the opinion that such sale, assignment or transfer does not involve a transaction requiring registration of such security under the Securities Act of 1933 or applicable state securities laws.

         Warrant No.:  W99/2 Right to Purchase 100,000
         Shares of Common Stock of
         March 22, 1999      FOCUS Enhancements, Inc.

         VOID UNLESS EXERCISED BEFORE 5:00 P.M., EASTERN STANDARD TIME ON MARCH 22, 2006.

FOCUS Enhancements, Inc.

                          Common Stock Purchase Warrant

FOCUS Enhancements, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, Silicon Valley Bank, or assigns, is entitled, subject to the terms set forth below, to purchase from the Company, commencing March 22, 1999, at any time or from time to time before 5:00 p.m., Eastern Daylight Time, on or before March 22, 2006, one hundred thousand (100,000) fully paid and nonassessable shares of Common Stock, $.01 par value, of the Company, at an exercise price per share equal to one dollar seventy cents ($1.70). Such exercise price per share as adjusted from time to time as herein provided is referred to herein as the "Exercise Price." The number and character of such shares of Common Stock and the Exercise Price are subject to adjustment as provided herein.

         As used herein, the following terms, unless the context otherwise requires, have the following respective meanings:

                  (a) The term "Company" shall include FOCUS Enhancements, Inc., a Delaware corporation, and any corporation which shall succeed or assume the obligations of the Company hereunder.

                  (b) The term "Common Stock" includes (a) the Company's Common Stock, $.01 par value per share, as authorized, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after such date, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency), (c) any other securities into which or for which any of the securities described in
         (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise, or the conversion of promissory notes or other obligations of the Company.

                  (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Other Securities pursuant to Sections 3 or 4 or otherwise.

         1. Exercise of Warrant.

         1.1. Full Exercise. This Warrant may be exercised in full by the holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Exercise Price then in effect.

         1.2. Partial Exercise. This Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in Section 1.1 except that the amount payable by the holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock designated by the holder in the subscription at the end hereof by (b) the Exercise Price then in effect. On any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock for which such Warrant or Warrants may still be exercised.

         1.3. Conversion Right. In lieu of exercising this Warrant as specified above, Warrantholder may from time to time convert this Warrant, in whole or in part, into a number of shares of Common Stock (the "Shares") determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Exercise Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Warrantholder delivers its Form of Subscription to the Company.

         2. Delivery of Stock Certificates on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within sixty (60) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current market value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 1 or otherwise.

         3. Adjustment for Reorganization, Consolidation or Merger.

         3.1. Reorganization, Consolidation or Merger. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or entity, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of the Warrant, on the exercise hereof as provided in
Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other

Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 4 and 5.

         3.2. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and Other Securities and property receivable on the exercise of the Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant.

         4. Adjustments for Stock Dividends and Stock Splits. In the event that the Company shall (i) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then prevailing Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event (calculated assuming the conversion or exchange of all outstanding shares of convertible or exchangeable securities of the Company which are convertible or exchangeable into, or exercisable for, shares of Common Stock) and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event (calculated assuming the conversion or exchange of all outstanding shares of convertible or exchangeable securities of the Company which are convertible or exchangeable into, or exercisable for, shares of Common Stock), and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 4) be issuable on such exercise, by a fraction of which (i) the numerator is the Exercise Price which would otherwise (but for the provisions of this Section 4) be in effect, and (ii) the denominator is the Exercise Price in effect on the date of such exercise.

         5. Adjustment for Dividends in Other Stock, Property and Reclassifications. In case at any time or from time to time, the holders of Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor,

                  (1) other or additional stock or other securities or property (other than cash) by way of dividend, or

                  (2) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock-split (adjustments in respect of which, in the case of Common Stock, are provided for in Section 4), then and in each such case the holder of this Warrant, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of other or additional stock and other securities and property (including cash in the cases referred to in subdivision (b) of this Section 5) which such holder would hold on the date of such exercise if on the date of distribution of such other or additional stock or other securities and property, or on the record date fixed for determining the shareholders entitled to receive such other or additional stock or other securities and property, such holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date thereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivision (b) of this Section 5) receivable by such holder as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 3 and 4.

         6. Notices of Record Date. In the event of

                  (1) any taking by the Company of a record of the holders of any class or securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (2) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

                  (3) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend,  distribution  or right,  and
(ii)   the   date  on   which   any   such   reorganization,   reclassification,
recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date specified in such notice on which any such action is to be taken.

         7. Reservation of Stock Issuable on Exercise on Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant; the shares of Common Stock which the holder of this Warrant shall receive upon exercise of the Warrant will be duly authorized, validly issued, fully paid and non-assessable.

         8. Exchange of Warrant. On surrender for exchange of this Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

         9. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         10. Warrantholder Not Deemed Stockholder; Restrictions on Transfer. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees:

                  (1) No holder of this Warrant shall, as such, be deemed the holder of Common Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon such holder, as such, any of the rights of a stockholder of the Company until such holder shall have exercised the Warrant and been issued shares of Common Stock in accordance with the provisions hereof.

                  (2) Neither this Warrant nor any shares of Common Stock purchased pursuant to this Warrant shall be registered under the Securities Act of 1933 (the "Securities Act") and applicable state securities laws. Therefore, the Company may require, as a condition of allowing the transfer or exchange of this Warrant or such shares, that the holder or transferee of this Warrant or such shares, as the case may be, furnish to the Company an opinion of counsel acceptable to the Company to the effect that such transfer or exchange may be made without registration under the Securities Act and applicable state securities laws. The Company shall not require Warrantholder to provide an opinion of counsel if the transfer is to an affiliate of Warrant Holder (including Silicon Valley Bancshares and Silicon Valley Bank Foundation "Permitted Transferees"), or if there is no material question as to the availability of current information as referenced in Rule 144(c), Warrantholder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided a copy of Warrantholder's proposed sale. The certificates evidencing the shares of Common Stock issued on the exercise of the Warrant shall bear a legend to the effect that the shares evidenced by such certificates have not been registered under the Securities Act and applicable state securities laws.

                  (3) This Warrant or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may be transferred at any time to the Permitted Transferees, by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and holder if applicable).

                  (4) Other than as set forth above in 10(b) and (c), this Warrant is not transferable or assignable to any party without the prior written consent of the Company and an opinion of counsel satisfactory to the Company that such transfer is permissible under applicable law.

         11. Notices. All notices and other communications from the Company to the holder of this Warrant shall be mailed by (i) first class mail, postage prepaid, (ii) electronic facsimile transmission, or (iii) express overnight courier service, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the

Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

         12. Registration Rights. The Company hereby grants the following registration rights with respect to the shares of Common Stock issued or issuable upon exercise of this Warrant (the "Warrant Shares").

         12.1. The Company will within thirty (30) days of the date of this Warrant file pursuant to the Securities Act a registration statement on Form S-3 or equivalent form with respect to the Warrant Shares and the Company will use its best efforts to cause such registration to become and remain effective (including taking of such steps as are necessary to obtain the removal of any stop order), provided that the undersigned shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request in writing. The Company shall supply prospectuses, and such other documents as the undersigned may request in order to facilitate the public sale or other disposition of the Warrant Shares and use its best efforts to register and qualify any of the Warrant Shares for sale in such states as the undersigned designates.

         12.2. "Piggy-Back Registrations": If at any time the Company shall determine to register in a public offering for its own account (and not the account of selling stockholders) under the Securities Act any of its Common Stock, it shall send to the Warrantholder written notice of such determination and, if within 15 days after receipt of such notice, the Warrantholder shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Warrant Shares such holder requests to be registered. This right shall not apply to a registration of shares of Common Stock on Form S-4 or Form S-8 (or their then equivalents) relating to shares of Common Stock to be issued by the Company in connection with any acquisition of any entity or business, or shares of Common Stock issuable in connection with any stock option or other employee benefits plan, respectively.

         In connection with any offering involving an underwriting of Common Stock to be issued by the Company for the account of the Company, if the managing underwriter shall advise the Company that marketing factors require a limitation on the number of securities to be underwritten, the underwriter may exclude from such registration and underwriting some or all of the shares of Common Stock which would otherwise be underwritten pursuant hereto. The Company shall so advise Warrantholder and the number of Warrant Shares that are entitled to be included in the registration and underwriting shall be allowed first to the holders of securities of the Company with registration rights as of the date of this Warrant, including Warrantholder, in proportion, as nearly as practical, to the respective amounts of securities which they had requested to be included in such registration at the time of filing the registration statement, and second to all other holders of securities of the Company with registration rights.

         12.3. Expenses. In the case of a registration under Sections 12.1 and 12.2, the Company shall bear all costs and expenses of such registration, including, but not limited to, printing, legal and accounting expenses, Securities and Exchange Commission (the "SEC") and NASD filing fees and all related "Blue Sky" fees and expenses; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters' commissions or discounts attributable to the Warrant Shares being offered and sold by the Warrantholder or the fees and expenses of any counsel for the Warrantholder in connection with any registration of the Warrant Shares.

         12.4. Lock-Up Agreement for Public Offering. In connection with any public offering of equity securities of the Company, the Warrantholder agrees not to sell, pledge, transfer or otherwise dispose of, or grant any option or purchase right with respect to, any shares of capital stock then owned by him and not otherwise offered in the public offering, or engage in any short sale, hedging transaction or other derivative security transaction involving the Common Stock, or other shares of Common Stock of the Company held by him, for such period of time commencing 30 days prior to the proposed effective date of such public offering until such period of time following the offering, which shall in no event exceed 90 days, as the Company and the managing underwriter of such public offering deem necessary in order to ensure a stable and orderly trading market, and provided all directors and officers of the Company enter into similar or identical Lock-Up agreement.

         12.5. Expiration of Registration Rights. The obligations of the Company under this Section 12 to register the Warrant Shares shall expire and terminate at such time as the Warrantholder sells such securities (other than to a Permitted Transferee) without restriction and without a need for the filing of a registration statement under the Securities Act, including, without limitation, for any resales of "Restricted Securities" made pursuant to Rule 144 as promulgated by the SEC, or a sale made pursuant to Sections 4(1) and/or 4(2) under the Securities Act. If the Warrantholder desires to exercise the registration rights provided in this Section 12, the Warrantholder must exercise this Warrant for cash consideration prior to the effectiveness of any registration.

         13. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant and the shares of Common Stock underlying this Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         14. Expiration. The right to exercise this Warrant shall expire at 5:00 p.m., Eastern Daylight Saving Time, on March 22, 2006.

Dated: March 22, 1999

ATTEST:                                          FOCUS ENHANCEMENTS, INC.


By:/s/ Christopher P. Ricci                     By:/s/ Thomas L. Massie
   Christopher P. Ricci                            Thomas L. Massie
Title: Sr. Vice President & General Counsel      Title: President & CEO

                              FORM OF SUBSCRIPTION
                   (To be signed only on exercise of Warrant)


TO FOCUS Enhancements, Inc.

         1.  The  undersigned,   the  holder  of  the  within  Warrant,   hereby
irrevocably elects to exercise this Warrant for, and to purchase thereunder, ____________ shares of Common Stock of FOCUS Enhancements, Inc., a Delaware corporation, and herewith makes payment of $____________ therefor.

         1 The undersigned hereby elects to convert the attached Warrant into Common Stock in the manner specified in Section 1.3 of the attached Warrant. This conversion is exercised with respect to _____________________ of shares of the Common Stock of FOCUS Enhancements, Inc., a Delaware corporation.

         [Strike paragraph that does not apply.]

         2. Please issue a certificate or certificates for such shares be issued in the name of, and delivered to _________________________, whose address is
_________________________.

Dated:   ______________________________


(Signature must conform to name of holder as specified on the face of the Warrant)

____________________________________

____________________________________
(Address)

                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)

         For value received, the undersigned hereby sells, assigns, and transfers unto _________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of FOCUS Enhancements, Inc., a Delaware corporation, to which the within Warrant relates, and appoints _________________________ Attorney to transfer such right on the books of FOCUS Enhancements, Inc., a Delaware corporation, with full power of substitution in the premises.

Dated:   ______________________________


(Signature must conform to name of holder as specified on the face of the Warrant)

____________________________________

____________________________________
(Address)

Signed in the presence of:


Witness: _____________________________